SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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[ ]	Preliminary information statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2)).
[X]	Definitive information statement

Delaware Pooled® Trust

 (Name of Registrant as Specified in Its Charter)

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Date filed:

DELAWARE POOLED® TRUST

DELAWARE GLOBAL LISTED REAL ASSETS FUND
(formerly, Delaware REIT Fund)

2005 Market Street
Philadelphia, PA 19103-7094

INFORMATION STATEMENT

This Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Delaware Pooled® Trust (the “Trust”) to inform shareholders of Delaware Global Listed Real Assets Fund (the “Fund”) about a recent change related to the Fund’s sub-advisory arrangements.  The change was approved by the Board of the Trust on the recommendation of the Fund’s investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A Notice of Internet Availability of Information Statement relating to this Information Statement (“Notice”) was mailed beginning on or about Sept. 24, 2019 to shareholders of record of the Fund as of Aug. 22, 2019 (the “Record Date”).  The Information Statement is being made available on the Fund’s website at delawarefunds.com/literature on or about Sept. 24, 2019 until at least Dec. 31, 2019. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting your financial intermediary, or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918.

INTRODUCTION

Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on Jan. 17, 2017 (the “SEC Order”). The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Trust’s Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval. The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

Consistent with the terms of the SEC Order, the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Manager (the “Independent Trustees”), at a Board meeting held May 22, 2019 (the “Meeting”), approved a new sub-advisory agreement (the “New Subadvisory Agreement”) between the Manager and Macquarie Investment Management Austria Kapitalanlage AG (“MIMAK”), under which MIMAK would serve as a sub-advisor to the Fund, to manage the Fund’s day-to-day operations and to allocate the Fund’s assets amongst the sleeves of the Fund’s portfolio.

The Trust and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that, within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Information Statement presents additional details regarding MIMAK and the New Sub-advisory Agreement.

THE INVESTMENT MANAGER AND OTHER SUB-ADVISORS

The Manager is located at 2005 Market Street, Philadelphia, PA 19103-7094, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”).  The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.

The Manager provides investment advisory services to the Fund pursuant to an investment management agreement dated Jan. 4, 2010 between the Trust and the Manager (the “Management Agreement”).  The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting on Aug. 21-22, 2019. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Fund.  In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Fund, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Fund. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Fund, and to render investment advice for the Fund, including the purchase, retention, and disposition of investments, securities and cash held by the Fund. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of the Fund’s assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Fund’s investment objective, policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

For these services, the Fund pays the Manager a fee calculated at an annual rate of 0.75% on average daily net assets up to $500 million; 0.70% on average daily net assets from $500 million to $1 billion; 0.65% of average daily net assets from $1 billion to $2.5 billion; and 0.60% of average daily net assets over $2.5 billion. The Manager has contractually agreed to waive all or a portion of its investment advisory fees and/or pay/reimburse expenses (excluding any 12b-1 fees, acquired fund fees and expenses, taxes, interest, expenses, short sale dividend and interest expenses, brokerage fees, certain insurance costs, and nonroutine expenses or costs, including, but not limited to, those relating to reorganizations, litigation, conducting shareholder meetings, and liquidations) in order to prevent total annual fund operating expenses from exceeding 1.15% of the Fund’s average daily net assets for all share classes other than Class R6, and 1.00% of the Fund’s Class R6 shares’ average daily net assets, from Aug. 20, 2019 through Aug. 20, 2020. These waivers and reimbursements may only be terminated by agreement of the Manager and the Fund. After giving effect to the fee waiver and expense reimbursements, the Manager received advisory fees of $718,055 from the Fund for the fiscal year ended Oct. 31, 2018.

The key executives and each trustee of the Manager and their principal occupations are: Shawn K. Lytle, Chief Executive Officer and President; Roger A. Early, Trustee/Executive Director, Chief

Investment Officer of US Fixed Income; David F. Connor, Trustee and Senior Vice President/General Counsel/Secretary; Richard Salus, Global Head of Fund Services/Trustee; Brian L. Murray, Senior Vice President and Global Chief Compliance Officer; and Michael F. Capuzzi, US Chief Operations Officer.  The address of each person listed is 2005 Market Street, Philadelphia, PA 19103-7094.

Macquarie Investment Management Global Limited (“MIMGL”), located at 50 Martin Place, Sydney, Australia, currently serves as a sub-advisor to the Fund. MIMGL is an affiliate of the Manager and a part of Macquarie Investment Management (“MIM”). Although MIMGL serves as a sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager may seek quantitative support from MIMGL and the Manager may also permit MIMGL to execute Fund security trades on behalf of the Manager. The Manager has entered into a separate sub-advisory agreement with MIMGL and compensates MIMGL out of the investment advisory fees it receives from the Funds.

Macquarie Funds Management Hong Kong Limited (“MFMHKL”), located at Level 18, One International Finance Centre, One Harbour View Street, Central, Hong Kong, currently serves as a sub-advisor to the Fund. MFMHKL is an affiliate of the Manager and a part of MIM. Although MFMHKL serves as a sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager may permit MFMHKL to execute Fund security trades on behalf of the Manager. The Manager has entered into a separate sub-advisory agreement with MFMHKL and compensates MFMHKL out of the investment advisory fees it receives from the Funds.

THE NEW SUB-ADVISOR

MIMAK, located at Kaerntner Strasse 28, 1010 Vienna, Austria, is an affiliate of the Manager and an indirect subsidiary of Macquarie. MIMAK was founded in 1998 as Innovest, a division of Siemens Corporation. As of June 30, 2019, MIMAK managed a total of $4.13 billion in assets, including institutional separate accounts and other investment vehicles.

MIMAK was approved by the Board to serve as a sub-advisor to the Fund at the Meeting. MIMAK discharges its responsibilities subject to the oversight and supervision of the Manager. MIMAK is compensated out of the fees that the Manager receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the appointment of MIMAK and the implementation of the New Sub-advisory Agreement. The New Sub-advisory Agreement between MIMAK and the Manager is dated July 19, 2019.

MIMAK does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective similar to the Fund’s investment objective.

The names and principal occupations of the principal executive officers and/or directors of MIMAK are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMAK, is Kaerntner Strasse 28, 1010 Vienna, Austria:

Name	Position
Stefan Lowenthal	Chief Investment Officer
Rene F. Kreisl	Director and Chief Compliance Officer
Gerhard H. Aigner	Director
Konrad E. Kontriner	Director

THE NEW SUB-ADVISORY AGREEMENT

The New Sub-advisory Agreement was approved by the Board at the Meeting, which was called for the purpose of approving the New Sub-advisory Agreement for an initial term of two years. Thereafter, continuance of the New Sub-advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The New Sub-advisory Agreement provides that it will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the SEC Order.

The New Sub-advisory Agreement provides that MIMAK will supervise and direct the investments of the assets of the Fund in accordance with the Fund’s investment objectives, policies and restrictions as provided in the Fund’s prospectus and statement of additional information, and such other limitations as the Fund may impose by notice in writing to MIMAK, subject always to the supervision and control of the Manager and the Board. Under the New Sub-advisory Agreement, and in accordance with applicable laws and regulations, MIMAK agrees to provide the Manager with all books and records relating to the transactions it executes and render for presentation to the Board such reports as the Board may reasonably request. The New Sub-advisory Agreement provides for the Manager to pay MIMAK a monthly fee based on the Fund’s net assets. MIMAK is compensated from the fees that the Manager receives from the Fund.

The New Sub-advisory Agreement may be terminated at any time, without the payment of a penalty, by: (i) the Manager with written notice to MIMAK; (ii) the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Fund, with written notice to MIMAK; or (iii) MIMAK with written notice to the Manager and the Trust, each on not less than 60 days’ notice to the required parties.

The New Sub-advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, MIMAK, any of its affiliates, or any of its or their controlling persons, members, officers, directors, employees or agents, will not be liable for any action or omission connected with rendering services, or for any losses that may be sustained in connection with its activities as sub-advisor to the Fund.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS

In reaching the decision to approve the New Sub-advisory Agreement, the Board considered and reviewed information about MIMAK, including its personnel, operations, and financial condition, which had been provided by MIMAK. The Board also reviewed material furnished by DMC, including: a memorandum from DMC reviewing the New Sub-advisory Agreement and the various services proposed to be rendered by MIMAK; information concerning MIMAK’s organizational structure and the experience of its key investment management personnel; copies of MIMAK’s Form ADV, financial statements, compliance policies and procedures, and Codes of Ethics; relevant performance information provided with respect to MIMAK; and a copy of the New Sub-advisory Agreement.

In considering such information and materials, the Independent Trustees received assistance and advice from and met separately with independent counsel. The materials prepared by management in connection with the approval of the New Sub-advisory Agreement were sent to the Independent Trustees in advance of the meeting. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

Nature, quality, and extent of services. The Board considered the nature, quality, and extent of services that MIMAK would provide as a sub-advisor to the Fund. The Trustees considered the investment process to be employed by MIMAK in connection with DMC’s collaboration with MIMAK in managing the Fund, and the qualifications and experience of MIMAK’s global listed real assets (“GLRA”) team with regard to implementing the Fund’s investment mandate. The Board considered MIMAK’s organization, personnel, and operations. The Trustees also considered Management’s review and recommendation process with respect to MIMAK, and Management’s favorable assessment as to the nature, quality, and extent of the sub-advisory services expected to be provided by MIMAK to the Fund. Based on its consideration and review of the foregoing factors, the Board concluded that the nature, quality, and extent of the sub-advisory services to be provided by MIMAK, as well as MIMAK’s ability to render such services based on its experience, organization and resources, were appropriate for the Fund, in light of the Fund’s investment objective, strategies, and policies.

Sub-advisory fees. The Board considered that DMC would pay sub-advisory fees to MIMAK out of its own management fee. The Board concluded that, in light of the quality and extent of the services to be provided and the business relationships between the advisor and sub-advisor, the proposed fee arrangement was understandable and reasonable.

Investment performance. The Board evaluated and found satisfactory the investment performance information provided relating to the strategies managed by the portfolio management team, which are similar to the Fund’s GLRA strategy.

Economies of scale and fall-out benefits. The Board considered whether the proposed fee arrangement would reflect economies of scale for the benefit of Fund investors as assets in the Fund increased, as applicable. The Board also considered that DMC and its affiliates may benefit by leveraging the global resources of its affiliates.

GENERAL INFORMATION

Distributor

The Fund’s distributor, Delaware Distributors, L.P. (“Distributor”), located at 2005 Market Street, Philadelphia, PA 19103-7094, serves as the national distributor of the Trust’s shares under a Distribution Agreement dated May 15, 2003, as amended and restated Jan. 4, 2010. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution, except for payments by the retail class shares of the Fund under their respective Rule 12b-1 Plans. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Fund. Shares of the Fund are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers or directly by contacting the Distributor or the Trust. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 2005 Market Street, Philadelphia, PA 19103-7094, serves as the Trust’s shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Fund. Those services include overseeing the Fund’s pricing process, the calculation and payment of Fund expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Fund net asset values and performance data.  DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Fund. Those services include performing functions related to calculating the Fund’s net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Fund did not pay any commissions to any affiliated broker.

Shares Outstanding

As of the Record Date, the Fund had 4,027,536.819 Class A, 334,792.455 Class C, 979,391.132 Institutional Class, 397,176.805 Class R, and 424,629.458 Class R6 shares outstanding.

Record of Beneficial Ownership

As of Aug. 31, 2019, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of shares of the Fund other than those listed on Exhibit A.  As of Sept. 18, 2019, the Manager believes that the Fund’s officers and Trustees directly owned less than 1% of the outstanding shares of each Class of the Fund.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of the Fund as of the Record Date, unless the Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Information Statement may be obtained, without charge, by contacting your financial intermediary or calling the Delaware Funds by Macquarie Service Center at 800 523-1918. If you do not want the mailing of the Notice or the Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent.

Financial Information

Shareholders can obtain a copy of the Fund’s most recent Annual and Semiannual Reports, without charge, by contacting your financial intermediary, or calling the Delaware Funds by Macquarie Service Center at 800 523-1918.

EXHIBIT A

As of Aug. 31, 2019, management believes the following shareholders held of record 5% or more of the outstanding shares of each class of the Fund.

Fund Name	Class	Shareholders Name and Address	Total Shares	Percentage
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS A	A	NATIONAL FINANCIAL SERVICES LLC FBO OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 499 WASHINGTON BLVD FL4 JERSEY CITY NJ 07310	860,346.778	21.46%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS A	A	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	427,750.469	10.67%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS A	A	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33713	202,688.315	5.05%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS C	C	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	27,205.652	8.12%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS C	C	MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN FUND ADMIN 4800 DEER LAKE DRIVE E FL2 JACKSONVILLE FL 32246-6484	29,409.235	8.77%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS C	C	NATIONAL FINANCIAL SERVICES LLC FBO OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 499 WASHINGTON BLVD FL4 JERSEY CITY NJ 07310	105,998.702	31.63%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS C	C	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	51,298.861	15.31%

DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS C	C	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33713	20,763.647	6.20%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS C	C	WELLS FARGO CLEARING SVCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	23,863.785	7.12%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS I	I	JP MORGAN SECURITIES LLC OMNIBUS ACCOUNT FOR THE EXCLUSIVE BENEFIT OF CUSTOMERS 4 CHASE METROTECH CENTER MUTUAL FUND DEPARTMENT FL3 BROOKLYN NY 11245	52,413.250	5.37%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS I	I	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	128,294.282	13.14%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS I	I	NATIONAL FINANCIAL SERVICES LLC FBO OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 499 WASHINGTON BLVD FL4 JERSEY CITY NJ 07310	235,729.222	24.15%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS I	I	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33713	86,255.540	8.84%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS I	I	UBS WM USA SPECIAL CUSTODY A/C EXCLUSIVE BENEFIT OF CUSTOMERS OF UBSFSI 1000 HARBOR BLVD WEEHAWKEN NJ 07086	90,735.790	9.30%

DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS I	I	WELLS FARGO CLEARING SVCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	143,440.832	14.70%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS R	R	ASCENSUS TRUST COMPANY FBO AG RISK SOLUTIONS RETIREMENT PLAN P.O. BOX 10758 FARGO ND 58106	37,713.488	9.74%
DELAWARE GLOBAL LISTED REAL ASSETS FUND CLASS R6	6	LINCOLN RETIREMENT SERVICES CO FBO MMH INC RETIREMENT PLAN PO BOX 7876 FORT WAYNE IN 46801-7876	417,042.290	98.24%

DELAWARE POOLED® TRUST

DELAWARE GLOBAL LISTED REAL ASSETS FUND
(formerly, Delaware REIT Fund)

2005 Market Street
Philadelphia, PA 19103-7094

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to Delaware Global Listed Real Assets Fund (the “Fund”), a series of Delaware Pooled Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: delawarefunds.com/literature.

The Information Statement details the recent approval of a sub-advisory agreement with Macquarie Investment Management Austria Kapitalanlage AG (“MIMAK”), under which MIMAK would serve as a sub-advisor to the Fund, to manage the Fund’s day-to-day operations and to allocate the Fund’s assets amongst the sleeves of the Fund’s portfolio effective Aug. 20, 2019. A more detailed description of MIMAK and its investment operations, information about the sub-advisory agreement with MIMAK, and reasons the Board of Trustees (the “Board”) of the Trust approved MIMAK as a sub-advisor, are included in the Information Statement.

Delaware Management Company (the “Manager”) is the investment manager to the Fund. The Manager employs a “manager of managers” arrangement in managing the assets of the Trust. In connection therewith, the Trust and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Information Statement is being mailed beginning on or about Sept. 24, 2019 to shareholders of record of the Fund as of Aug. 22, 2019. The full Information Statement is available on the Fund’s website at delawarefunds.com/literature on or about Sept. 24, 2019 until at least Dec. 31, 2019. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting your financial intermediary, or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918.

Only one copy of the Notice of Internet Availability of Information Statement may be mailed to households, even if more than one person in a household is a shareholder of record of the Fund, unless the Trust has received instructions to the contrary. Additional copies of the Notice of Internet Availability of Information Statement may be obtained, without charge, by contacting your financial intermediary or calling the Delaware Funds by Macquarie Service Center at 800 523-1918. If you do not want the mailing of the Notice of Internet Availability of Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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